NationsBank
Commercial Banking Corp
150 Southeast Third Avenue
Miami, FL 33131

NationsBank

July 27, 1995

Spec's Music, Inc.
1666 N.W. 82nd Avenue
Miami, Florida 33126

Attention: Ms. Ann Spector Lieff, President

     Re: Credit Agreement by and between Spec's Music, Inc.
         ("Borrower") and NationsBank of Florida, N.A. ("Lender"), dated as of September 20, 1994 (the "Credit Agreement")

Dear Ms. Lieff:

     Pursuant to your request on behalf of the Borrower, please be advised that the Credit Agreement has been modified and amended as follows:

     1. Section 7.17 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

         "7.17 MANAGEMENT. Ensure that Ann Spector Lieff shall at all times remain active in the day-to-day management of the Borrower, and implement a senior management team
     (to include at a minimum Ms. Lieff and a chief financial officer) reasonably acceptable to the Lender on or before November 30, 1995. In the event the Borrower fails to implement such management team on or before November 30, 1995, said failure shall constitute an Event of Default under the Credit Agreement."

     2. In addition to the above, the following changes shall be made to Section 10.1 of the Credit Agreement:

         All notices, requests, demands and other communications in accordance with Section 10.1 of the Credit Agreement shall be sent to the Borrower to the attention of Ann Spector Lieff, and all copies of any such notices to the Lender shall be forwarded to Buchanan Ingersoll, P.A., 19495 Biscayne Boulevard, Suite 606, Miami, Florida 33180, attention:
     Ralph B. Bekkevold, Esq.

Spec's Music, Inc.
July 27, 1995
Page 2

     Except as modified herein, all remaining terms and conditions of the Credit Agreement shall remain in full force and effect and the modifications set forth herein shall not in any way alter, impair, diminish or affect any of the remaining terms and conditions of the Credit Agreement.

     Should you have any questions or comments with respect to any of the foregoing or any aspect of the above referenced transaction, please feel free to contact the undersigned at your earliest convenience.

Sincerely,

/s/ JULIA H. ROCAWICH

Julia H. Rocawich,
Vice President

CC: Ralph B. Bekkevold, Esq.
    Mr. Peter Blei, Vice President & CFO, Spec's Music, Inc.
    Lou Vendittelli, Esq.